Exhibit 23-a










                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To ADC Telecommunications, Inc.:

As independent public accountants, we hereby consent to the incorporation of our report dated December 13, 1995, included in this Form 10-K, into the Company's previously filed Registration Statements, File Nos. 2-83584, 33-22654, 33-40356, 33-40357, 33-52635, 33-52637, 33-58407, 33-58409 and
33-59445.






                                     ARTHUR ANDERSEN LLP


Minneapolis, Minnesota
     January 3, 1996